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                                                                   EXHIBIT 10(I)

                           SHELL DEVELOPMENT COMPANY
                        A DIVISION OF SHELL OIL COMPANY

ONE SHELL PLAZA
P. O. BOX 2463
HOUSTON, TEXAS 77252-2463

L. L. SMITH
VICE PRESIDENT
SAFETY, ENVIRONMENT & TECHNOLOGY
SHELL OIL COMPANY

                                                              Our Ref: STVP LGVP

Shell Internationale Research Maatschappij, B. V.
P. O. Box 162
30 Carel van Bylandtlaan
The Hague 2076, The Netherlands

SUBJECT: AGREEMENT FOR RESEARCH SERVICES

Gentlemen:

This refers to the Agreement dated January 1, 1960, between our companies entitled "Agreement for Research Services," as amended.

Programs and budget for the year 1994 having been exchanged in accordance with paragraph 9 of said Agreement, and the parties having agreed to the factors referred to in subparagraph 10 (c) (iii), we now wish to confirm our understanding with you that said Agreement, as amended, shall be continued for the calendar year 1994, with the amount of the monthly payment to be determined and paid according to the terms of said Agreement.

Please indicate your concurrence to the continuation of the said Agreement on the basis indicated above by executing both of the executed letters enclosed and returning one of them to us and retaining the other for your files.

                                          Yours very truly,

                                          SHELL OIL COMPANY

                                          By        /s/ L. L. Smith
                                             ----------------------------
                                                        L. L. Smith

Accepted and Agreed to:

                    The Hague, 7 December, 1993

Shell Internationale Research Maatschappij, B. V.

By      /s/  J. R. Street                       /s/  G. H. Gandy
   ---------------------------             ----------------------------
             J. R. Street                            G. H. Gandy

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                                                                  EXHIBIT 10(II)
                                                                 (COMPOSITE COPY
                                                           REFLECTING AMENDMENTS
                                                       THROUGH AUGUST 19, 1982.)

                        AGREEMENT FOR RESEARCH SERVICES

     AGREEMENT, dated January 1, 1960, as amended, between SHELL INTERNATIONALE RESEARCH MAATSCHAPPIJ N.V., a Netherlands corporation (hereinafter called "S.I.R."), and SHELL OIL COMPANY, a Delaware corporation (hereinafter called "Shell").

     WITNESSETH:

     Shell, either directly or through one or more of its affiliates, is engaged in research in the fields of petroleum technology, petro chemicals and other fields in laboratories in the United States. S.I.R., either directly or through one or more of its affiliates, likewise is engaged in research in the same general fields in laboratories located outside the United States.

     Shell and S.I.R. have each expressed an interest in procuring the performance of research services by the other, in exchange for the performance of research services by it. In furtherance of that interest, Shell has submitted to S.I.R. a research program which it is prepared to perform or cause to be performed in 1960, if this Agreement is entered into by the parties, and a proposed budget therefor. The activities covered by that research program are hereinafter sometimes called the "Shell research services." Likewise, S.I.R. has submitted to Shell a research program which it is prepared to perform or cause to be performed in 1960, if this Agreement is entered into by the parties, and a proposed budget therefor. The activities covered by that research program are hereinafter sometimes called the "S.I.R. research services." Each of the parties has examined the program and budget submitted to it by the other party and has expressed its desire to enter into this Agreement.

     Accordingly, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

          1. In consideration of S.I.R.'s agreements set forth in paragraph 2 hereof, Shell shall perform the Shell research services during the year 1960, and shall keep S.I.R. promptly and fully informed of the progress thereof.

          2. In consideration of Shell's agreements set forth in paragraph 1 hereof, S.I.R. shall perform the S.I.R. research services during the year 1960, shall keep Shell promptly and fully informed of the progress thereof, and shall pay Shell in each month during said year the sum of $1,083,333.

          3. Neither party shall have the right to control or direct the activities of the other party in the conduct of research hereunder in any manner whatsoever; and each party, in performing services for the other hereunder, shall do so as an independent contractor. Each party shall be free to engage in research outside the scope of the program submitted by it to the other party. Such research shall not be deemed research which is subject to this Agreement, and none of the provisions of this Agreement shall apply thereto, unless the parties (upon such terms and conditions as they may then determine) shall otherwise mutually agree. Each party shall use its best efforts and judgment in the conduct of each research project undertaken by it which is subject to this Agreement, and if such action is warranted in its judgment, may modify or cease any such research project, or depart from the budget therefor submitted to the other party, anything in this Agreement to the contrary notwithstanding. In the event of any such cessation, or of any such modification or departure which is material in character, the party responsible therefor shall promptly give notice to the other party thereof and of such adjustment, if any, as is proposed in the terms of this Agreement because of such cessation, modification or departure. Unless the party receiving such notice, within 30 days after receipt thereof, shall notify the other party to the contrary, the party receiving such notice shall be deemed to have consented to such cessation, modification or departure and to such proposed adjustment, if any, and this Agreement shall be deemed to have been amended accordingly. If

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     the party receiving such notice shall, within 30 days after receipt thereof, notify the other party that it does not consent to such cessation, modification or departure or to such proposed adjustment, if any, then, this Agreement shall be terminated as of the close of the calendar month ending not less than 20 days after the date of receipt by the other party of such notification, unless the parties shall otherwise agree. In the event of such termination, the rights and obligations of the parties hereunder shall be settled as if this Agreement covered only the period from the date thereof to the date of such termination, instead of the year 1960.

          4. Any obligation undertaken by either party hereunder may be delegated by it to an affiliate or affiliates and any right to which either party is entitled hereunder may be extended by it to any affiliate of affiliates.

          5. As used in this Agreement:

          "Affiliates" of Shell are all companies in whatever countries organized in which Shell shall at the time in question, directly or through one or more intermediaries, either (i) own, or have the power to exercise control of, 50% or more of the stock having the right to vote in an election of directors, or (ii) have the power to exercise management control by agreement.

          "Affiliates" of S.I.R. are N.V. Koninklijke Nederlandsche Petroleum Maatschappij, a company of the Netherlands (herein called "Royal Dutch"), The "Shell" Transport and Trading Company, an English company (herein called "Shell T. & T.") and all companies (other than Shell or an affiliate of Shell) in whatever countries organized in which S.I.R., Royal Dutch, or Shell T. & T., either alone or in any combination, shall at the time in question, directly or through one or more intermediaries, either (i) own, or have the power to exercise control of, 50% or more of the stock having the right to vote in an election of directors, or (ii) have the power to exercise management control by agreement.

          6. Anything in this Agreement to the contrary notwithstanding, neither a party nor its affiliates shall furnish any information hereunder of whatsoever nature where the furnishing of the information is not in accordance with all requirements of the law such as, for example, legal requirements concerning:

             (a) the export of information from any country, or

             (b) those who may or may not receive information in the interest of national security.

          7. To the extent that any patent rights (including any inventions, rights to apply for patents, patent applications, patents, and transferable or licensable rights thereunder) may result directly or indirectly from research performed after December 31, 1962 which is subject to this Agreement, such rights shall be owned by Shell in respect of the United States and by S.I.R. in respect of the rest of the world; provided that each party shall have a royalty-free, non-exclusive, non-transferable, irrevocable right (which it may extend to affiliates on any terms it sees fit) to manufacture, use and under all such patent rights of the other party and to authorize licensees under its own such patent rights to export products made thereunder to any point in the world.

          8. Each of the parties shall execute and deliver, or cause to be executed and delivered, all instruments and documents necessary or desirable to effectuate the purposes and intent of this Agreement.

          9. (a) This Agreement shall become effective as January 1, 1960, and continue until December 31, 1960. On or prior to September 1, 1960, and October 31st of each year thereafter, each party desiring the Agreement to continue for the ensuing calendar year shall submit to the other party the research program which it is prepared to perform or cause to be performed in the ensuing year, if the Agreement is continued for such ensuing year, and a proposed budget therefor. If each party submits such a program and budget to the other party and if each party, after examining the program and budget submitted to it by the other party, still desires the Agreement to continue for the ensuing year, it shall so notify the other party. If each party so notifies the other, prior to the end of the then current year, the Agreement shall continue mutatis mutandis with respect to the programs and budgets so submitted and agreed, and the

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     activities covered thereby, for such ensuing year. Otherwise the Agreement shall be suspended at the end of the then current year.

          (b) If an item of research submitted by one party as a part of its research program under paragraph 9(a) of the Agreement is expected to require more than one year to complete, the party submitting such item shall so inform the other party to the Agreement, and at the request of the other party, shall furnish, in addition to the year's program and budget for that item, an estimation of the item's total duration and cost. An item of research so identified both by the submitting party and the other party shall become an item of continuing research. If the parties agree to include an item of continuing research as part of the research services under the Agreement, the party proposing such items of continuing research recognizes the obligation either to offer such item of continuing research as part of its research services under the Agreement until completion of such item, or to give the other party at least one year's notice, ending October 31, to the contrary. This obligation shall in no way affect the rights of each party under paragraph 3 of the Agreement, nor shall it be binding in the case of suspension or termination of the Agreement.

          10. (a) If the Agreement is continued for an ensuing year the annual costs of the research services referred to in paragraphs 1 and 2 hereof shall be shared by the parties hereto in the ratio of the prospective benefits to be realized by each party from the aggregate of the research services rendered hereunder by S.I.R. and SHELL respectively in such ensuing year, each party's share of the combined cost of S.I.R. and SHELL Research Services in such ensuing year being equal to the aggregate of its respective share of the direct and indirect costs of each item in each category of the combined research services.

          (b) For the purpose of determining each party's prospective benefits as referred to in sub-paragraph (a) of this Paragraph 10, the term "party" where used in sub-paragraph (c)(i) and in the sharing formula in sub-paragraph (c)(ii) of this Paragraph 10 shall include such party's affiliates as defined in Paragraph 5 hereof.

          (c)(i) The prospective benefits referred to in sub-paragraph (a) of this Paragraph 10 shall be determined annually in respect of each item in each category of S.I.R.'s and SHELL's research services in such ensuing year taking into account all pertinent facts and circumstances including (but without limitation) the revenues in the twelve-month period ending June 30 of the then current year (or investment level in the twelve-month period ending June 30 of the then current year and the consecutive preceding four twelve-month periods ending June 30) of each party in those segments of its business which benefit from the research services rendered by S.I.R. and SHELL respectively, and the anticipated use of the results of such services in the light of the anticipated business of either party.

          (c)(iii) Taking into account all such facts and circumstances, S.I.R.'s and SHELL's share of the cost of each item in each category of the research services rendered by each party in such ensuing year (X) shall be equal to an amount which bears the same relationship to the total costs of such item (Y) as the revenues of the party concerned for the twelve-month period ending June 30 of the then current year from the related segment of its business (S) (or investment level therein, as defined in sub-paragraph
     (c)(i) in this Paragraph 10, where appropriate), multiplied by a discount factor representing the delay, if any, jointly anticipated by S.I.R. and SHELL in the time of utilization in such segment of the result of the research services rendered by each (D) bears to the sum of the products of such revenue/discount calculation for both parties.

               X                         S(a) x D(a)
              --- = -------------------------------------------------  = D(a)
               Y               (S(a) x D(a)) + (S(b) x D(b))

     where, if the symbol (a) is applied to S.I.R., the symbol (b) applies to SHELL or vice-versa subject, however, to the limitation that in no event shall the fraction of the cost of an item to be paid by S.I.R. or SHELL respectively exceed that party's discount factor for the item in question. If the limitation applies to one party, the balance of the cost of that item shall be paid by the other party.

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          The parties will, prior to October 1 of each year, agree on the respective currency exchange values to be applied in determining revenues, investment levels and expenditures for the research services rendered by each party in the ensuing year. The agreed currency exchange values will be based on published information from generally accepted authoritative sources.

          (c)(iii) In addition to submitting programs and budgets pursuant to Paragraph 9, the parties shall submit to each other within a reasonable period of time prior to the end of the then current year the revenue or investment level of each relevant segment of its business and the following data for each item of research, which consists of one research project or a group of research projects having a common or interrelated scientific, technological or business aspect, pertaining to such programs and budgets: a designation of the related segment of the parties' business for each item of research, whether revenue or investment level is appropriate for the item, and, if a new item of research, the delay, if any, anticipated in the time of utilization by the parties of the results, or if not a new item of research, any change in such delay, if any, together with an explanation of the changed pertinent facts and circumstances. Further, with respect to items of research which are not new, the parties shall periodically from time to time re-examine, as business conditions change, the appropriateness of the anticipated delay in the time of utilization of the results by the respective parties. Notification by the parties of their desire to continue the Agreement shall be construed as a joint acceptance of such data (in the form in which it appears at the time of notification) as relate to the programs and budgets upon which such notification is based.

          In view of the fact that there may not be sufficient time between the receipt of the programs and budgets and the end of the current year to permit full and complete consideration to be given to the anticipated delay in the time of utilization of the results of an item of research performed by the other party, a party may propose a change in a discount factor for an item of research before the 15th of May of the ensuing calendar year or before a material portion of that time of research has been performed during that calendar year, whichever occurs first. In the event that the parties are unable to agree with respect to a proposed change, the item of research shall be deemed to be research outside the scope of and not subject to this Agreement.

          (d) If the cost of the research services rendered by one party hereunder exceeds the share which pursuant to Paragraph 10 hereof has to be borne by such party, then the difference shall be paid by the other party in accordance with sub-paragraph (e).

          (e) A provisional determination of the share of the costs to be borne by each party (utilizing revenue and investment levels furnished pursuant to sub-paragraph (c)(iii) of this Paragraph 10 and proposed budgets) shall be made prior to the end of the then current year for the ensuing year. A monthly payment shall be made by the party who will have paid less than its share of the total costs (as provisionally determined pursuant to this Paragraph 10) to the other party, in an amount equal to 1/12th of the balancing payment as so determined. On or before the 15th of May of the ensuing calendar year, such provisional determination of the shares of the total cost to be borne by each party and of the amount of any balancing payment to be made shall be revised to reflect any change in any discount factor pursuant to Paragraph 10(c)(iii). As soon as the actual costs of the items of research previously estimated pursuant to this Paragraph 10(e) are known, a final determination shall be made of the share of the cost to be borne by each party and the amount of the balancing payment, if any. Any additional payment or refund required to conform the provisional determination to the final determination of the balancing payment required shall be made promptly.

          11. (a) Subject to the provisions of sub-paragraph (b) of this Paragraph 11, the Agreement is amended with effect from 31st October 1968 and it shall remain in force until terminated on 31st December in any year by one party giving the other party not less than one year's prior notice to that effect, or as permitted in Paragraph 3, provided always that if during the term of this Agreement the parties fail to agree on their respective research services for the then ensuing year the Agreement shall be suspended for such ensuing year and research engaged in by each party during the period of suspension shall not be research subject to this Agreement.

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          (b) Despite the termination of the Agreement or any suspension thereof the provisions of Paragraph 7 hereof shall continue to apply to the research performed by either party as a part of its research services performed under the Agreement prior to termination or suspension of the Agreement.

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